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                                   EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements 333-10527 and 333-67182 of Sports Resorts International, Inc. on Form S-8 and Form S-2, respectively, of our reports dated March 26, 2002 appearing in this Annual Report on Form 10-K of Sports Resorts International, Inc. for the year ended December 31, 2001.


/s/Deloitte & Touche LLP
Ann Arbor, Michigan


March 26, 2002